                                                                  Exhibit (a)(4)



                             WAXMAN INDUSTRIES, INC.
                            OFFER TO EXCHANGE OPTIONS
                                  ELECTION FORM


         I have received, have read and understand the Offer to Exchange, dated December 7, 2001 (the "Offer"), offering to eligible employees, officers and directors the opportunity to exchange outstanding stock options ("Old Options") for options exercisable at the fair market value on or about July 10, 2002 to be issued under the Waxman Industries, Inc. 2002 Incentive Option Plan. This Offer expires at 5:00 p.m., Eastern Time, on January 8, 2002.


         I understand that if I elect to cancel my Old Options in exchange for the promise to issue a new option (the "New Option"), the number of shares will remain the same and the original vesting schedule for the Old Options will be applied to the New Option. I understand that for each option I cancel, I lose my right to all outstanding, unexercised shares under that option. I have read the Offer and understand the possible loss of my cancelled stock options if employment and/or directorship is terminated for whatever reason before July 10, 2002.

I UNDERSTAND THAT THERE IS A POSSIBILITY THAT THE EXERCISE PRICE OF THE NEW OPTIONS COULD BE HIGHER THAN THE EXERCISE PRICE OF THE OLD OPTIONS RESULTING IN A LOSS OF SOME STOCK OPTION BENEFIT. I ALSO UNDERSTAND THAT IF I ELECT TO CANCEL ANY OPTIONS, ALL OPTIONS GRANTED IN THE SIX MONTHS PRIOR TO CANCELLATION, I.E. SINCE JULY 9, 2001, WILL ALSO BE CANCELLED AND REPLACED WITH NEW OPTIONS. I AGREE TO ALL TERMS OF THE OFFER.

         Subject to the above understandings, I would like to participate in the Offer as indicated below. I HAVE READ AND FOLLOWED THE INSTRUCTIONS ATTACHED TO THIS FORM.

         Please check the box and note the grant date of each stock option grant with respect to which you agree to have such grant and all stock option grants since July 9, 2001 cancelled and replaced pursuant to the terms of this Election Form.

         You may change the terms of your election to tender options for exchange by submitting a new Election Form or a Notice to Change Election From Accept to Reject prior to the cutoff date of 5:00 p.m., Eastern Time, January 8, 2002.

[ ] Yes, I wish to tender for exchange each of the options specified below (and on any additional sheets which I have attached to this form), along with all options granted since July 9, 2001:


---------------------------------------------------------------------------------------------------------------
            GRANT DATE                          EXERCISE PRICE              TOTAL NUMBER OF UNEXERCISED
                                                                            SHARES SUBJECT TO THE OPTION
                                                                              (SHARES TO BE CANCELLED)
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

[ ] I have attached an additional sheet listing my name and any additional grants I wish to cancel.

I understand that all of these options will be irrevocably cancelled on January 9, 2002.


---------------------------
EMPLOYEE SIGNATURE


---------------------------
NATIONAL INSURANCE/SOCIAL SECURITY/NATIONAL ID/TAX FILE NUMBER


---------------------------
EMPLOYEE NAME (PLEASE PRINT)


---------------------------
E-MAIL ADDRESS


---------------------------
DATE AND TIME

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RETURN TO MARK WESTER, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, NO LATER THAN
5:00 P.M., EASTERN TIME, ON JANUARY 8, 2002 VIA FACSIMILE AT (440) 439-8678 OR HAND DELIVERY TO WAXMAN INDUSTRIES, INC., 24460 AURORA ROAD, BEDFORD HEIGHTS, OHIO 44146.

WAXMAN WILL SEND AN E-MAIL CONFIRMATION WITHIN 48 HOURS OF RECEIPT OF THIS ELECTION FORM.

                                  INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Delivery of Election Form.

         A properly completed and executed original of this Election Form (or a facsimile of it), and any other documents required by this Election Form, must be received by Mark Wester, Vice President and Chief Financial Officer, via either hand delivery or facsimile to the address or facsimile number listed on the front cover of this Election Form on or before 5:00 p.m., Eastern Time, on January 8, 2002 (the "Expiration Date").

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY WAXMAN. YOU MAY HAND DELIVER YOUR ELECTION FORM TO MARK WESTER, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, OR YOU MAY FAX IT TO HIM AT THE NUMBER LISTED ON THE FRONT COVER OF THIS ELECTION FORM. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         Tenders of options made through the Offer may be withdrawn at any time before the Expiration Date. If the Offer is extended by Waxman beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. To withdraw tendered options you must deliver a signed and dated Notice to Change Election From Accept to Reject, or a facsimile of the Notice to Change Election From Accept to Reject, with the required information to Waxman while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any Eligible Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions.

         Tenders of options made through the offer may be changed at any time before the Expiration Date. If the Offer is extended by Waxman beyond that time, you may change your election regarding particular tendered options at any time until the extended expiration of the Offer. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in these Instructions. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

         Waxman will not accept any alternative, conditional or contingent tenders. All tendering option holders, by signing this Election Form (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

2. Inadequate Space.

         If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be tendered should be provided on a separate schedule attached to this Election Form. Print your name on this schedule and sign it. The schedule should be delivered with the Election Form, and will thereby be considered part of this Election Form.

3. Tenders.

         If you intend to tender options through the Offer, you must complete the table on this Election Form by providing the following information for each option that you intend to tender:

         - grant date,

         - exercise price, and

         - the total number of unexercised option shares subject to the option.

         Waxman will not accept partial tenders of options. Accordingly, you may tender all or none of the unexercised shares subject to the options you decide to tender. Also, if you intend to tender any of the options that were granted to you, then you must tender all of your Eligible Options that were granted to you during the six month period prior to the Expiration Date.

4. Signatures on this Election Form.

         If this Election Form is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

         If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Waxman of the authority of that person so to act must be submitted with this Election Form.

5. Other Information on this Election Form.

         In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your identification number, such as your social security number, tax identification number or national identification number, as appropriate.

6. Requests for Assistance or Additional Copies.

         Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form may be directed to Mark Wester, Vice President and Chief Financial Officer, at Waxman Industries, Inc., 24460 Aurora Road, Bedford Heights, Ohio 44146. Copies will be furnished promptly at Waxman's expense.

7. Irregularities.

         All questions as to the number of option shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by Waxman in its discretion. Waxman's determinations shall be final and binding on all parties. Waxman reserves the right to reject any or all tenders of options Waxman determines not to be in proper form or the acceptance of which may, in the opinion of Waxman's counsel, be unlawful.

         Waxman also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and Waxman's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of option will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Waxman shall determine. Neither Waxman nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

         IMPORTANT: THE ELECTION FORM (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY WAXMAN,ON OR BEFORE THE EXPIRATION DATE.

8. Additional Documents to Read.

         You should read the Offer to Exchange, all documents referenced therein, and the memorandum from Melvin Waxman, Chairman of the Board of Waxman, dated December 7, 2001 before deciding to participate in the offer.

9. Important Tax Information.

         You should refer to Section 14 ("Material U.S. Federal Income Tax Consequences") of the Offer to Exchange, which contains important U.S. federal income tax information. If you live or work outside the United States, you should consult your tax advisor regarding the appropriate income and social insurance tax treatment of participating in the offer.

10. Miscellaneous.

         A. Data Privacy. By accepting the Offer, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, Waxman and/or any affiliate for the exclusive purpose of implementing, administering and managing your participation in the Offer.

         You understand that Waxman and/or any affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Waxman, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing stock option plans and this offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the offer, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the stock option plans and this offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the stock option plans and this offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing your local human resources representative. You understand that withdrawal of consent may affect your ability to participate in this offer and exercise or realize benefits from the stock option plans.

         B. Acknowledgement and Waiver. By accepting this offer, you acknowledges that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the offer shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause; and (iii) the offer, the Old Options and the New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.